Exhibit 99(g)(v)

AMENDMENT NO. 4

To the

MASTER CUSTODIAN CONTRACT

Amendment, as of October 30, 2003, to the Master Custodian Contract dated September 26, 2001, (the “Contract”) among Each Registered Investment Company Identified on Appendix A (each, a “Fund” and collectively, the “Funds”) and State Street Bank and Trust Company (the “Custodian”).

WHEREAS, the Custodian and the Fund wish to document recent changes and to update Appendix A to the Master Custodian Contract for various series of each Fund under the Contract, as reflected below;

WHEREAS, each of The Munder Funds, Inc. (“MFI”) on behalf of each of its series (each, a “Portfolio”) as part of an Agreement and Plan of Reorganization and Redomiciliation, (the “Reorganization Plan”) dated as of August 12, 2003, reorganized all of its Portfolios under Munder Series Trust (“MST”), a Delaware statutory trust;

WHEREAS, under the Reorganization Plan, the assets of each Portfolio of MFI were acquired by a corresponding Portfolio (“New Portfolio”) of MST, and each New Portfolio assumed all responsibilities and liabilities of the corresponding Portfolio;

NOW THEREFORE, in consideration of the promises and covenants contained herein, the Custodian and the Fund agree to amend the Contract as follows:

1.	MST hereby requests the Custodian, under Sections 18 and 19 of the Contract, and the Custodian agrees to render services for each of the New Portfolios listed below, as of the dates noted, and to terminate the Agreement with respect to the corresponding Portfolios of MFI as of the same date:

Name of Portfolio	Formerly a Series of:	Effective Date:
a. Munder Future Technology Fund	MFI	October 30, 2003
b. Munder Micro-Cap Equity Fund	MFI	October 30, 2003
c. Munder NetNet Fund	MFI	October 30, 2003
d. Munder Power Plus Fund	MFI	October 30, 2003

2.	This Agreement is hereby terminated in its entirety with respect to the Munder U.S. Treasury Money Market Fund as of August 18, 2003.

3.	This Agreement is hereby terminated in its entirety with respect to with respect to MFI as of the close of business on October 30, 2003.

IN WITNESS WHEREOF, the parties have caused this document to be executed by its duly authorized officer below.

THE MUNDER FUNDS, INC. On behalf of its Portfolios THE MUNDER FRAMLINGTON FUNDS TRUST On behalf of its Portfolios MUNDER SERIES TRUST On behalf of its Portfolios

By:	/s/ MELANIE MAYO WEST

Name:	Melanie Mayo West
Title:	Assistant Secretary

STATE STREET BANK AND TRUST COMPANY

/s/ JOSEPH L. HOOLEY

Name:	Joseph L. Hooley
Title:	Executive Vice President

MASTER CUSTODIAN AGREEMENT

APPENDIX A

Dated as of October 30, 2003

Munder Series Trust

Liquidity Money Market Fund

Munder Balanced Fund

Munder Bond Fund

Munder Cash Investment Fund

Munder Emerging Markets Fund

Munder Future Technology Fund

Munder Index 500 Fund

Munder Institutional Government Money Market Fund

Munder Institutional Money Market Fund

Munder Intermediate Bond Fund

Munder International Bond Fund

Munder International Equity Fund

Munder International Growth Fund

Munder Large-Cap Value Fund

Munder Michigan Tax-Free Bond Fund

Munder Micro-Cap Equity Fund

Munder MidCap Select Fund

Munder Multi-Season Growth Fund

Munder NetNet Fund

Munder Power Plus Fund

Munder Real Estate Equity Investment Fund

Munder Small Company Growth Fund

Munder Small-Cap Value Fund

Munder S&P MidCap Index Equity Fund

Munder S&P SmallCap Index Equity Fund

Munder Tax-Free Bond Fund

Munder Tax-Free Money Market Fund

Munder Tax-Free Short & Intermediate Bond Fund

Munder U.S. Government Income Fund

The Munder Framlington Funds Trust

Munder Healthcare Fund

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